                                                                    Exhibit 10.7

              Confidential treatment has been requested for portions of this document. Deleted portions are identified with a dotted line under the deleted information.

                               -------------------


                       COOPERATIVE JOINT VENTURE CONTRACT

                                     BETWEEN

                          XIAMEN THREE CIRCLES CO, LTD.

                                       AND

                           ENERGY RESEARCH CORPORATION

                                       FOR

                                THE ESTABLISHMENT

                                       OF

                     XIAMEN THREE CIRCLES-ERC BATTERY CORP.,
                                      LTD,

                                        A

                                  SINO-FOREIGN

                           MANUFACTURING JOINT VENTURE

                       Cooperative Joint Venture Contract
                     Between Xiamen Three Circles Co., Ltd.
                         and Energy Research Corporation

                               GENERAL PROVISIONS

    In accordance with the "Law of the People's Republic of China on Chinese-Foreign Cooperative Joint Ventures" and other relevant Chinese laws and regulations and with the principles of equality and mutual benefits and through friendly consultations, China Xiamen Three Circles Co., Ltd. and Energy Research Corporation have agreed to jointly invest in establishing a manufacturing joint venture company in Xiamen City, Fujian Province, the People's Republic of China and hereby enter into this Contract as follows (the "Contract"):

                          PARTIES OF THE JOINT VENTURE

 Article 1. Parties to this Contract are as follows:

    XIAMEN THREE CIRCLES CO., LTD. ("PARTY A"), registered in Xiamen, China, having its legal address at 722 Xiahe Road, Xiamen, China.

    Legal representative:       Name:           Lin Kewei
                                Title:          Chairman
                                Nationality:    Chinese

    ENERGY RESEARCH CORPORATION ("PARTY B"), registered in the United States, having its legal address at Three Great Pasture Road, Danbury, Connecticut.

    Legal representative:      Name:           Jerry Leitman
                               Title:          President
                               Nationality:    United States of America

                       ESTABLISHMENT OF THE JOINT VENTURE

Article 2. In accordance with the "Law of the People's Republic of China on Chinese- Foreign Cooperative Joint Ventures" and other relevant Chinese laws and regulations, both Party A and Party B agree to set up Xiamen Three Circles-ERC Battery Corp., Ltd. a manufacturing joint venture company (the "Joint Venture") in the People's Republic of China (hereinafter also referred to as "China").

Article 3. The name of the Joint Venture shall be {Chinese Text } in Chinese and Xiamen Three Circles-ERC Battery Corp. Ltd. in English. The legal address of the Joint Venture shall be at Gulangyu Industrial Zone, Yue Hua Dong, Xiamen City, Fujian Province.

Article 4. All activities of the Joint Venture shall be in compliance with and protected by the laws and pertinent rules and regulations of the People's Republic of China.

Article 5. The form of organization of the Joint Venture shall be a limited liability company with legal person status. Each Party's liability for the obligations of the Joint Venture and otherwise shall be limited in all respects to the extent of the funds it has actually contributed to the Joint Venture's registered capital. In no event and under no circumstances shall any Party's liability hereunder or otherwise exceed such amount. The profits of the Joint Venture shall be shared by the Parties in accordance with this Contract.

                        THE PURPOSE AND SCOPE OF BUSINESS

Article 6. The purpose for forming the Joint Venture is to commercialize certain technologies of Party B through the establishment of the Joint Venture and to enhance the economic cooperation in energy between China and the United States.

Article 7. The business scope of the Joint Venture shall be to (I) accept a license of the technology of Party B specified in the Technology Transfer and License Contract attached hereto as Annexure 1 (hereinafter referred to as the "TLC"), (ii) manufacture nickel zinc electrochemical power sources ("Batteries") with the technology received pursuant to the TLC, (iii) sell, lease or otherwise transfer the Batteries both inside and outside China in accordance hereof, and
(iv) sub-license to third-parties the technology made available to the Joint Venture pursuant to the TLC.

     Included in the business scope of the Joint Venture shall be the manufacture of Ni-Zn batteries for miner's lamps, two and three wheel vehicles, industrial traction equipment and off-road golf carts, boats, and all terrain vehicles.

     It is expected that the annual sales value of the Joint Venture's Battery
production shall be US (          ), (  )% of which will be sold in the foreign
market.

                TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

Article 8. The total investment of the Joint Venture is US$(            ). The
registered capital of the Joint Venture is US$6,100,000. The difference between the registered capital of the Joint Venture and its total investment amount shall be provided to the Joint Venture either by the Parties, pro rata, in the form of additional capital contributions or shareholder loans or shall be provided to the Joint Venture in the form of loans by third party lenders.

Article 9. The aggregate amount of registered capital to be contributed by Party A and Party B to the Joint Venture is US$6,100,000. Party A shall, in accordance with Article 10, contribute the Renminbi equivalent of US$3,019,500, accounting for 49.5% of the Joint Venture's registered capital ("Party A's Ownership Percentage") and Party B shall contribute US$3,080,500, accounting for 50.5% of the Joint Venture's registered capital ("Party B's Ownership Percentage").

Article 10. Party A shall, in accordance with Article 9, make its contribution to the registered capital of the Joint Venture in cash in Renminbi by reference to the middle rate for the exchange of United States dollars for Renminbi published by the People's Bank of China on the date of contribution and Party B shall make its contribution to the registered capital of the Joint Venture in cash in United States dollars on the basis of a letter of credit (the "Letter of Credit") executed with a bank by Party B in favor of the Joint Venture.

Article 11. The registered capital of the Joint Venture shall be contributed in a single installment by Party A and Party B in accordance with their respective Ownership Percentages within 3 months after the issuance of a business license to the Joint Venture. Party B shall provide the Joint Venture with the Letter of Credit at the earliest possible date following the issuance of a business license to the Joint Venture. Party A shall make its contribution to the registered capital of the Joint Venture in a single installment within twenty
(20) days of the Joint Venture's receipt of the Letter of Credit produced by Party B. Party B's capital contribution shall be made in a single ro installment in accordance with the terms of the Letter of Credit.

Article 12. Transfer or assignment of all or part of a Party's Ownership Interest in the registered capital of the Joint Venture to a third party shall be permitted only with the consent of the other Party and the approval of the examination and approval authority.

                         Responsibilities of the Parties

Article 13. Party A shall be responsible for:

          (a) handling such matters as filing with the relevant Chinese departments applications for approval and registration of establishment of the Joint Venture and obtaining of the business license thereof;

          (b) making its registered capital contribution to the Joint Venture in cash within the time limit and in accordance with Articles 9 to 11;

          (C) assisting Party B's foreign personnel in obtaining their entry -visas, work permits and in going through customs procedures;

          (d) assisting the Joint Venture in obtaining land and facilities deemed suitable by party B for the Joint Venture's operations;

          (e) assisting the Joint Venture, with the selection and purchase of machinery, equipment and materials inside China;

          (f) assisting the Joint Venture in marketing sales and distributions of Batteries within China;

          (g) handling other matters entrusted to it by the Board Of Joint Venture; and

          (h)       pay taxes on its income as required by law.

          Party B shall be responsible for:

          (a) making its registered capital contribution to the Joint Venture in cash within the time limit and in accordance with Articles 9 to 11;

          (b) assisting the Joint Venture with the selection and purchase of machinery, equipment and materials outside China;

          (C) assisting the Joint Venture in marketing, sales and distribution of Batteries outside of China;

          (d) assisting Joint Venture working personnel in obtaining visas and in going through customs procedures for entrance to the U.S. for necessary training;

          (e) handling matters in respect of export licenses for technology and other technology related matters set forth in the TLC;

          (f) handling other matters entrusted to it by the Board of Directors of the Joint Venture; and

          (g)       pay taxes on its income as required by law.

                LICENSE; BATTERY PRODUCTION; SUB-LICENSE; REVENUE

Article 14. The Joint Venture shall enter into and become a party to the TLC. Based on the Joint Venture's scope of business, it is anticipated that the Joint Venture will derive revenue principally from two sources: (I) "Net Sales" (as such term is defined in the TLC) of Batteries ("Battery Revenue") and (ii) from payments to the Joint Venture under sub-licenses of Party B's technology ("Sub-license Revenue"), including revenue received from the payment for the transfers of technology (Sub-license Transfer Revenue") and revenue received from the payment of royalties for use of such technology ("Sub-license Royalty revenue"). The Joint Venture shall deposit the funds it receives in respect of Battery Revenue into a bank account (the "Battery Revenue Account") and the funds it receives in respect of Sub-license Revenue into another bank account (the "Sub-license Revenue Account"). The Sub-license Revenue Account shall have two sub-accounts. Sub-account A ("Sub-account A") shall contain all Sub-license Transfer Revenue. Sub-account B ("Sub-account B") shall contain all Sub-license Royalty Revenue. The Joint Venture shall allocate the costs and expenses of producing Battery Revenue to the Battery Revenue Account and the costs of producing Sub-license Revenue to the Sub-license Revenue Account in accordance with appropriate accounting principles and such other guidelines as the Board of Directors of the Joint Venture may establish. The revenue available for distribution to the Parties from the Battery Revenue Account and the Sub-license Revenue Account, and all other revenue or funds available to the Joint Venture for distribution to the Parties, shall be distributed to the Parties in accordance with the priority specified in the schedule set forth in Article 33.

                                 NON-COMPETITION

Article 15. The Parties hereby agree not to compete, whether directly or indirectly, with each other with respect to the Field (as defined in the TLC) of use of the technology to be provided under the TLC or with the business of the Joint Venture in China (including Hong Kong, Taiwan and Macau) and to cause their affiliated or associated companies and entities to be likewise bound not to compete, in each case for the duration of the Joint Venture's term and for two (2) years following the expiration or early termination of this Contract.

                               BOARD OF DIRECTORS

Article 16. The establishment of the Board of Directors of the Joint Venture shall take place on or after the date of the issuance of the business license to the Joint Venture.

Article 17. The Board of Directors of the Joint Venture shall consist of five Directors, two of whom shall be appointed by Party A and three of whom shall be appointed by Party B. The Chairman of the Board shall be appointed by Party B and the Vice Chairman by Party A. Each Director, Chairman and Vice Chairman shall be appointed for a term of three years and may serve consecutive terms if reappointed by the Party which originally appointed him.

Article 18. The highest governing authority of the Joint Venture shall be its Board of

Directors (the "Board of Directors"). All decisions of the Board of Directors shall be made by a simple majority vote of the members of the Board of Directors, except for decisions regarding the following items that by law require the unanimous approval of the Board of Directors:

         (a)    amendment of the Joint Venture's Articles of Association;

         (b)    increase in the registered capital of the Joint Venture;

         (C) merger or division or change in the legal form of organization of the Joint Venture;

         (d)    termination and dissolution of the Joint Venture; and

         (e)    mortgage of all the assets of the Joint Venture.

The Joint Venture shall not take out any loans or incur any debts or use the assets of the Joint Venture as collateral without the prior approval of its Board of Directors in a duty adopted resolution.

Article 19. The Chairman of the Board of Directors shall be the legal representative of the Joint Venture. Should the Chairman be unable to perform his responsibilities and duties, he may authorize the Vice Chairman to represent him temporarily.

Article 20. The Board of Directors shall convene at least one meeting every year, provided that no meeting shall be held unless notice of such meeting has been waived or provided at the last known address, telex or fax of each director or given in accordance with Article 51 hereof. In principal, the location for holding such meeting shall alternate on an annual basis between the U.S. and China. No less than two-thirds (2/3) of the Board of Directors shall constitute a quorum, provided that no meeting of the Board of Directors shall be held for matters requiring the unanimous approval of the Board of Directors unless all Directors are present at such meeting. Meetings of the Board of Directors shall be called and presided over by the Chairman of the Board of Directors. The Chairman may convene interim meetings of the Board of Directors at the request of not less than one third of all Directors. The Chairman shall establish the agenda for Board of Directors' meetings and send a copy of the agenda to all the members of the Board of Directors no less than fourteen (14) days prior to such meetings. Minutes of all meetings shall be taken in English and Chinese, shall be signed by all the members of the Board of Directors and filed with the records of the Joint Venture.


                      OPERATION AND MANAGEMENT ORGANIZATION

Article 21. The Joint Venture shall establish an operation and management organization responsible for the daily operations and management of the Joint Venture. The operation and management organization shall have a General Manager and a Deputy General Manager. The General Manager shall be nominated by Party A and approved and appointed by the Board of Directors for a term of three years. Where the Board of Directors determines that additional deputy general managers are needed, the General Manager may nominate such additional deputy general managers for approval and appointment by the Board of Directors.

Article 22. The responsibilities and duties of the General Manager shall be to carry out resolutions adopted by the Board of Directors and to organize and direct the day operations and management of the Joint Venture. The General Manager shall maintain records of all actions taken by the Joint Venture and cause the Joint Venture to implement financial reporting and accounting systems that will enable the Joint Venture to produce financial reports that meet the requirements of the laws of China. The Deputy General Manager(s) shall assist the General Manager in his work.

    The operation and management organization of the Joint Venture may have several departmental managers, who shall be responsible for the work mi each department respectively and for handling matters entrusted to them by the General Manager and Deputy General Manager(s). Such departmental managers shall be responsible to the General Manager and Deputy General Manager(s).

Article 23. In case of graft, dereliction of duty, or for any other reason, the General Manager and Deputy General Manager(s) may be removed and replaced at any time by a resolution of the Board of Directors.

                              PURCHASE OF EQUIPMENT

Article 24. In the purchase of required raw materials, fuel, parts, equipment, means of transportation and articles for office use, the Joint Venture shall give preference to the purchase of such items in China provided that the terms and conditions (including with respect to price and quality) are the same as those available from sources outside China.

Article 25. If the Joint Venture's Board of Directors entrusts Party B to select and purchase equipment on overseas markets, persons appointed by Party A shall be permitted to attend any overseas meetings arranged by Party B's personnel with potential sellers of such equipment.

                                LABOR MANAGEMENT

Article 26. The recruitment, employment dismissal and resignation, wages, labor;

welfare, rewards, penalties, social insurance, housing allowances, traveling standards and other matters concerning the employees of the Joint Venture (including its senior management personnel) shall be determined by the Board of Directors. With respect to labor contracts, the Joint Venture shall either enter into labor contracts with the trade union of the Joint Venture or labor contracts with individual employees to the extent required by law. All labor contracts, after their execution, shall be filed with the local labor management department.

Article 27. The treatment of personnel recommended to the Joint Venture by Party B shall be determined by the Board of Directors by reference to the treatment of personnel of the Joint Venture in similar employment situations with similar backgrounds and training.

                           TAXES, FINANCE AND AUDITING

Article 28. The Joint Venture shall pay taxes in accordance with the stipulations of the laws of China.

Article 29. Employees of the Joint Venture shall pay individual income tax in accordance with the stipulations of "Individual Income Tax Law of the People's Republic of China".

Article 30. The Joint Venture's Board of Directors shall allocate reserve funds, enterprise expansion funds and bonus and welfare funds for its employees in accordance with the laws of China. The annual amount of such allocations shall be decided by the Board of Directors.

Article 3l. The fiscal year of the Joint Venture shall be from January 1st to December 31st of each year. All vouchers and receipts of the Joint Venture shall be written in Chinese, and translated into English if requested by Party B,

         The Joint Venture shall open Renminbi and/or foreign exchange bank accounts in currencies used by the Joint Venture with banks inside China and/or banks outside China (as approved by relevant Chinese authority) as the Board of Directors determines to be required consistent with the laws of China. The Joint Venture shall make all distributions hereunder to Party B in United States dollars. Party A shall assist the Joint Venture in obtaining all necessary approvals to allow it to (I) exchange Remninbi for foreign exchange through an authorized foreign exchange bank and (ii) transfer foreign exchange outside of China to Party B in respect of payments to Party B of distributions hereunder and in respect of amounts due to it under the TLC and otherwise. If at any time the Joint Venture does not have sufficient foreign exchange to pay Party B in full its share of distributions due hereunder or amounts due under the TLC or otherwise, Party A shall assist the Joint Venture in obtaining the necessary foreign exchange.

Article 32. The annual examination and audit of the financial statements of the Joint Venture shall be conducted by an international accounting firm registered to do business in China and approved by the Board of Directors and the results thereof shall be reported to the Board of Directors and the General Manager. The cost of employing such accounting firm shall be borne by the Joint Venture.

    At any other time, if either Party considers it necessary to employ another registered auditor (including an auditor registered in another country) to undertake a financial audit and examination of the Joint Venture's financial affairs, that Party may do so and all expenses resulting therefrom shall be borne solely by that Party. Each Party shall have the right to inspect the books of account and other financial records of the Joint Venture at any time during normal business hours and to make photocopies of any materials or records.

                                  DISTRIBUTIONS

Article 33. All funds received by the Joint Venture shall be deposited into its bank accounts and withdrawn from its bank accounts in accordance with guidelines established by the Board of Directors and this Contract.

    Following the payment of all costs required by law and of the operating expenses of the Joint Venture, revenue of the Joint Venture, which according to law may be distributed to the Parties, shall be distributed to the Parties in accordance with the following schedule:

     A. Distributions to the Parties from Sub-account A of the Sub-license Revenue Account shall be made at the end of each year after completion of the annual audit in the following order of priority:

          1. first, all of the revenue in Sub-account A shall be distributed to Party A until Party A receives an aggregate amount of
               distributions of revenue equal to US$(         ); and

          2.   thereafter, (         ) of the revenue in Sub-account A shall be
               distributed to Party B and (        ) of the revenue in such
               account shall be distributed to Party A.

          Distributions to the Parties from Sub-account B of the Sub-license
          Revenue Account shall be made at the end of each year (         )
          (   ) to Party B and (         )  to Party A.

          B. Distributions to the Parties from the Battery Revenue Account shall be made at the end of each quarter in the following order of priority:

               1. first, all of the revenue in such account shall. be distributed to Party B until Party B receives an amount
                    equivalent to (                              ) percent
                    (   %) of Net Sales in the Exclusive Licensed Territory
                    (as such term is defined in the TLC) and ( ) percent ( %) of Net Sales in the Non-Exclusive Licensed Territory (as such term is defined in the TLC), in each case, as calculated for the relevant period;

               2. secondly, all of the revenue in such account shall be distributed to Party A until Party A receives an amount
                    equivalent to (                                       )
                    (  %) of Net Sales in the Exclusive Licensed Territory
                    (as such term is defined in the TLC) and (   ) percent ( %)
                    of Net Sales in the Non-Exclusive Licensed Territory (as such term is defined in the TLC), in each case, as calculated for the relevant period; and

               3. thereafter, the revenue in such account shall be distributed to the Parties in accordance with the respective Parties' Ownership Percentages at the end of each year after completion of the annual audit.

          C. Distributions to the Parties of revenue or other funds of the Joint Venture that are not Sub-license Revenue or Battery Revenue, if any, shall be distributed to the Parties at the end of each year after completion of annual audit in accordance with the respective. Parties' Ownership Percentages.

        Prior to the end of each quarter of each year, the General Manager shall prepare the Joint Venture's previous quarter's balance sheet, profit and loss statement, statement of changes in financial position and cash flow, and statement of the amount of distributions to which the Parties are entitled based on the foregoing schedule and submit the same to the Board of Directors for examination and approval.

                          DURATION OF THE JOINT VENTURE

Article 34. The Joint Venture shall. commence on the date on which the business license of the Joint Venture is issued and shall continue, unless earlier terminated in
accordance with Article 42 hereof, for (      ) years following such date.

                 DISPOSAL OF ASSETS UPON EXPIRY OF THE DURATION
                    OR EARLY TERMINATION OF THE JOINT VENTURE

Article 35. Upon (I) the expiry of the duration of the Joint Venture or (ii) early termination of the Joint Venture in accordance with Article 42, the Joint Venture shall be liquidated and dissolved and its assets disposed of in accordance with the laws of China and the provisions of this Article. Pursuant thereto, the Board of Directors shall appoint a committee (consisting of 3 members, one nominated by Party A and two nominated by Party B) to oversee the liquidation and disposal of the joint Venture's remaining assets. The committee shall value the Joint Venture's assets based on their market value as determined by an independent international appraiser appointed by the Board of Directors and shall exercise its best efforts to auction the assets and obtain the highest price in foreign exchange for them. In any such auction, the Parties shall be entitled to bid for the purchase of the assets of the Joint Venture. Upon completion of the liquidation process, the Joint Venture's assets shall be distributed to the Parties in accordance with their Ownership Percentages. Should the Joint Venture be terminated earlier pursuant to Article 42, then, concurrent with the liquidation of any of the joint Venture's assets, the Joint Venture shall procure the return to the Joint Venture of all technology, technical documentation(including any and all copies)and know-how provided to licensees of the Joint Venture and return to Party B the same along with all the technology, technical documentation(including any and all copies)and know-how provided to the Joint Venture by Party B pursuant to the TLC.

                                    INSURANCE

Article 36. Insurance by the Joint Venture against various kinds of risks shall be taken out with the People's Insurance Company of China or any other insurance company registered to do business in China. The type, value and duration of the insurance purchased by the Joint Venture shall be decided by the Board of Directors.

            AMENDMENT TO, ALTERATION AND TERMINATION OF THE CONTRACT;
                                 CONFIDENTIALITY

Article 37. Amendments to or alterations of this Contract shall come into force only after a written agreement with respect thereto has been signed by Party A and Party B and approval by the original examination and approval authority has been obtained.

Article 38. In order to protect the proprietary interests of Party B in the technology that is the subject of the TLC, the Joint Venture shall enter into and become a party to the Confidentiality Agreement attached to the TLC as Appendix D thereto.

Article 39. Should the Joint Venture be unable to continue its operations or to achieve the business purposes stipulated in the Contract as a result of the failure of one Party to fulfill its obligations under the Contract or the Articles of Association of the Joint Venture, or as a result of the material breach by one Party of the stipulations of this Contract or the Articles of Association, this Contract shall, at the option of the non-defaulting Party, be deemed to have been terminated by the defaulting Party unilaterally. In such case the non-defaulting Party, in addition to any other rights it may have, shall have the right to apply to the original examination and approval authority for termination of this Contract in accordance with Article 42.

                       LIABILITIES FOR BREACH OF CONTRACT

Article 40. Should either Party A or Party B fail to make its capital contributions in accordance with the provisions set forth in Article 11 of this Contract, the breaching Party shall pay to the other Party an amount equal to one percent (1%) of its contribution that is overdue as liquidated damages per month, starting from the first month in which its contribution is overdue. Should the breaching Party fail to pay its capital contribution for more than three (3) months, the breaching Party shall pay an additional amount equal to three percent (3%) per month of its overdue contribution. If such failure exceeds six (6) months, the non-breaching Party shall have the right, in addition to any other right it may have, to apply to the original examination and approval authority for termination of this Contract in accordance with
Article 42.

Article 41. In the event of a material breach of this Contract by one Party, the other Party shall be relieved of its continued performance hereunder.

                                EARLY TERMINATION

Article 42. A Party shall have the right at any time to give written notice to the other Party of its desire to terminate this Contract and dissolve the Joint Venture (a "Termination Notice") upon the occurrence of any of the following significant events:

      (a) the other Party commits a material breach of this Contract, the Articles of Association, the TLC, or the Confidentiality Agreement and such breach is not remedied within sixty (60) days of written notice thereof to the breaching Party;

      (b) the other Party becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on its present business;

      (C) the Joint Venture is unable to pay its debts as they become due or is in receipt of a petition to declare it bankrupt or insolvent or the Joint

           Venturehas incurred losses for a period of three (3) consecutive years after the issue of its business license and the cumulative amount of such losses exceeds 100% of the registered capital of the Joint Venture; or

      (d) a material part of a Party's economic benefits under the Contract cannot be realized on account of the action of a government authority.

   A meeting of the Board of Directors shall take place within two (2) months following the date of a Party's receipt of a Termination Notice, unless by the date of such meeting a proposal to resolve the matter has been made to and accepted in writing by the Party that served the Termination Notice. If by the date of such meeting a proposal to resolve the matter has not been made or, if made has not been accepted, then each Party shall be deemed to have provided the other Party with its consent to terminate this Contract and dissolve the Joint Venture .

   In any such case, the Parties shall cause all members of the Board of Directors appointed by them to attend or be represented by proxy at such meeting and to vote in such a manner that the Board of Directors shall adopt unanimous resolutions to (I) terminate this Contract, (ii) dissolve the Joint Venture,
(iii) liquidate its assets in accordance with Article 35 and (iv) submit an application to the relevant approval authorities to bring the foregoing resolutions into effect. Failure of a Party to cause all of its members of the Board of Directors to vote as aforesaid in accordance with this Article shall be deemed sufficient evidence of a dispute entitling the other Party to proceed to arbitration in accordance with Article 44.

                                 APPLICABLE LAW

Article 43. Except as set forth in Article 44, the execution, validity, interpretation and performance of this Contract shall be governed by the laws of the People's Republic of China.

                             SETTLEMENT OF DISPUTES

Article 44. Any dispute, controversy or claim arising out of or in connection with this Contract, or the breach, termination or invalidity thereof, if not resolved by mutual agreement between the Parties within sixty (60)days of notice thereof, shall be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitration shall be held in Stockholm, Sweden. The arbitration proceedings shall be governed by the laws of Sweden without any regard to the principles of the conflict of laws thereof. The text of the award shall be rendered in both the English and Chinese languages.

   There shall be one arbitrator who shall be appointed by the Parties within sixty (60)days of the respondent's receipt of the claimant's request for arbitration. If the Parties fail to agree on the appointment of an arbitrator within such time period, such appointment shall be made by the Arbitration Institute of the Stockholm Chamber of Commerce within, to the extent possible, twenty (20) days of the written request of any Party.

   The arbitrator shall have the authority to award any remedy or relief, including, without limitation, a declaratory judgment, specific performance of any obligation created under this Contract or the issuance of an injunction. Any award rendered shall be final and binding on the Parties as from the date rendered. Judgment upon the award may be entered in any court having jurisdiction thereof. The costs of any arbitration initiated pursuant to this
Article 44 (including, without limitation, the costs of legal counsel) shall be borne by the Party losing the arbitration.

   All claims or disputes between the Parties to this Contract, including with respect to agreements contemplated herein (e.g. the TLC, Confidentiality Agreement, and other agreements among the Parties and/or the Joint Venture), that arise under or in connection with this Contract or such agreements, may be brought in a single arbitration initiated in accordance with this Article 44.

   Each Party agrees that should any arbitration or legal proceedings be brought against it or its assets in relation to the performance of this Contract, no immunity (sovereign or otherwise) shall be claimed by or on behalf of itself with respect thereto or to any award made in respect thereof.

Article 45. If any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to perform this Contract.

                                    LANGUAGE

Article 46. This Contract is written in Chinese and English. Both versions shall be equally authentic and valid.

                              MISCELLANEOUS MATTERS

Article 47. This Contract shall be submitted for approval to the relevant authorities of the People's Republic of China, and shall come into force on the date of such approval.

Article 48. This Contract (including all Annexures) shall constitute the entire agreement of the Parties in connection with the subject matter hereof and shall supersede all previous and contemporaneous discussions, negotiations, letters or agreements (whether written or oral) between the Parties.

Article 49. The invalidity of any provision of this Contract shall not affect the validity of any other provision of this Contract.

Article 50. The provisions of the Articles of Association of the Joint Venture shall be construed in accordance with the provisions of this Contract to the effect that the provisions of this Contract shall prevail if there is any contradiction or inconsistency between the provisions of this Contract and the pro-visions of the Articles of Association.

Article 51. Any notice or other communication provided for in this Contract shall be written in English or Chinese and shall be delivered personally or be sent by airmail or sent by facsimile as follows:

             If to Party A:

             Xiamen Three Circles Co., Ltd.
             722 Xiahe Road,
             Xiamen City, Fujian Province
             China
             Postal Code: 361004
             Attention: Mr. Shen Yi, General Manager
             Telephone: 86-592-2074764
             Fax: 86-592-2022193

             If to Party B:

             Energy Research Corporation
             Three Great Pasture Road
             Danbury, Connecticut 06813
             USA
             Attention: Mr. Jerry D. Leitman, President
             Telephone: (203) 792-1460
             Fax: (203) 798-2945

or to such other person, address or facsimile number as either Party may specify by notice in accordance with this Article to the other Party. Any notice or other communication rendered in accordance with this Article shall be deemed to have been duly given: if delivered personally, when left at the address refereed to above; if sent by airmail, twenty (20) days after the postmark of the sending city; or, if sent by facsimile, upon electronic confirmation of receipt of the facsimile by the transmitter.

Article 52. This Contract shall be executed in 16 originals, 8 in Chinese and 8 in English.

Article 53. Each of the Parties represents and warrants that:

     (a) it is validly existing with status of legal person in its jurisdiction of establishment as evidenced by its business license or certificate of incorporation;

     (b) it has full power and authority under law to enter into this Contract and perform its obligations hereunder;

     (C) the person executing this Contract on behalf of such Party has been authorized to do so pursuant to a valid resolution of such Party's board of directors; and

     (d) this Contract when executed by such Party, will constitute the legal, valid and binding obligations of that Party in accordance with its terms.

Article 54. In connection with the "Licensed Technology" (as defined in the TLC), Party B undertakes that:

     (a) to the best of its knowledge, the information in respect of all technologies (including but not limited to design, manufacturing technology, process flow, testing and inspection and relevant patent information ) to be provided pursuant to the TLC in respect of the Batteries is complete and accurate. Party B undertakes further that, to the best of its knowledge and provided that the Joint Venture and Party A comply with their respective obligations hereunder and under the TLC, and follow the instructions and advice of Party B, such technologies are capable of meeting the product quality set forth in Appendix B of the TLC;

     (b) the Licensed Technology to be transferred to the Joint Venture is currently among the most advanced technologies of Party B relating to the Field (as such term is defined in the TLC);

     (C) Annexure 2 hereto contains a list of all the technologies and services Party B shall provide to the Joint Venture after it enters into and becomes a party to the TLC;

     (d) the drawings, specifications and other detailed information concerning the components of the Licensed Technology shall be furnished to the Joint Venture as scheduled in the TLC;

     (e) improvements in the Licensed Technology shall be provided to the Joint Venture in accordance with Section 2.3 of the TLC; and

     (f) the training of the Joint Venture's technicians in the use of the Licensed Technology shall be in accordance with relevant industry standards.

Article 55. The TLC executed by and between Party A on behalf of the Joint Venture and Party B on May 29, 1998 is attached hereto as Annexure I and forms an integral part of this Contract. In the event of any inconsistency between the provisions of the TLC and the provisions of this Contract, the provisions of this Contract shall prevail. After this Contract is approved by the Examination and Approval Authority and comes into force, the Joint Venture shall perform the obligations of Party A under the TLC.

IN WITNESS WHEREOF, and intending to be legally bound, this Contract has been signed by the authorized representatives of both Parties on July 7, 1998 as follows:




                                       XIAMEN THREE CIRCLES CO., LTD.



                                       By: /s/ Shen Qi
                                           --------------------------------
                                            Name: Shen Qi

                                            Title: General Manager





                                       ENERGY RESEARCH CORPORATION



                                       By: /s/ Jerry D. Leitman
                                           --------------------------------
                                            Name: Jerry Leitman

                                            Title: President

                                   Annexure 2

        Technologies and Services to be Transferred to the Joint Venture

Technology

1. Process and technology description of the positive and negative electrodes including:
a)   Formulations
b)   Material specifications
c)   Methods of preparation
d)   Machinery required
e)   Vendors for raw materials
f)   Drawings

2.   Description of cell assembly including:
a) Materials required including separators, current collectors, cell cases, terminals and electrolyte
b) Methods of assembly c) Machinery required d) Drawings e) Vendors for materials

3.   Description of cell and battery formation and testing including:
a)   Procedures
b)   Equipment required
c)   Vendors

4.   A list of all trade secrets including those related to:
a)   Electrode formulations
b)   Electrode processing and manufacture
c)   Cell assembly
d)   Cell formation (if required)

Services

1. Training for engineering and technical staff of the Joint Venture at ERC in Danbury and at Xiamen to assist in:
a) Transferring of all pertinent technology relating to the manufacture of nickel-zinc cells and batteries
b) Assistance with regard to understanding the operation of pertinent manufacturing machinery
c) Assistance with regard to cell and battery assembly d) Assistance with the operation (including software) of all equipment

---------------       --------    ------------------------------------  -------------------------------------------------------
U.S. PATENT NO.       DATE        TITLE                                        DESCRIPTION
---------------       --------    ------------------------------------  -------------------------------------------------------
5,658,694             8/19/97     Simplified Zinc Negative electrode    Low solubility zinc electrode in sealed cell
                                  with Multiple Electrode assemblies    construction.
---------------       --------    ------------------------------------  -------------------------------------------------------
5,556,720             9/17/98     Sealed Zinc Secondary Battery and     Improved low solubility zinc electrode in
                                  Zinc Electrode Therefore              sealed cell construction
---------------       --------    ------------------------------------  -------------------------------------------------------
5,460,899             10/24/95    Sealed Zinc Secondary Battery and     Low solubility  zinc electrode in sealed cell
                                  Zinc Electrode Therefore              construction
---------------       --------    ------------------------------------  -------------------------------------------------------
5,264,305             11/23/93    Zinc Secondary  Bipolar Battery       Bipolar batteries with horizontally
                                  construction                          disposed electrodes
---------------       --------    ------------------------------------  -------------------------------------------------------
5,023,155             6/11/91     Nickel Electrode for Alkaline         A nickel electrode comprising conductive
                                  Batteries                             diluent, an active material including nickel
                                                                        hydroxide containing boron.
---------------       --------    ------------------------------------  -------------------------------------------------------
4,976,904             12/11/90    Method and Apparatus for              Electrode materials containing active
                                  Continuous Formation of Fibrillated   material in a fibrillated polymer binder are
                                  Polymer Binder Electrode              formed continuously into a cohesive
                                  Component                             electrode component by utilizing an
                                                                        extruder barrel for processing the
                                                                        electrode materials.
---------------       --------    ------------------------------------  -------------------------------------------------------
4,810,598             3/7/89      Gas Recombination Assembly for        An assembly for recombining gases
                                  Electrochemical Cells                 generated in electrochemical cells.
---------------       --------    ------------------------------------  -------------------------------------------------------
4,661,759             4/28/87     Nickel-Oxygen Monitor Cell System     A system for monitoring the state of charge
                                                                        of a nickel-alkaline secondary battery
                                                                        wherein the monitor cell is comprised of a
                                                                        sealed metal-gas having a nickel electrode \
                                                                        and an oxygen counter electrode.
---------------       --------    ------------------------------------  -------------------------------------------------------
4,546,058             10/8/85                                           A nickel electrode including a conductive
                                                                        support and a layer on the support
                                                                        including a mixture of nickel hydroxide
                                  Nickel Electrode for Alkaline         and a graphite diluent containing a spinel-
                                  Batteries                             type oxide.
---------------       --------    ------------------------------------  -------------------------------------------------------